UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                      Pursuant to Section 13 or 15(d)
                   of The Securities Exchange Act of 1934


                     Date of Report: February 16, 2001


                                  KFX INC.
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)


         Delaware                       0-23634                 84-1079971
--------------------------       ------------------------   ------------------
(State or other jurisdiction of   Commission File Number    IRS Employer
incorporation or organization)                              Identification
                                                            Number


                  3300 East 1st Avenue, Suite 290 Denver,
                               Colorado, USA                        80206
               ----------------------------------------------   --------------
                 (Address of principal executive offices)        (Zip Code)


                               (303) 293-2992
               ---------------------------------------------
                      (Registrant's telephone number,
                            including area code)


                               not applicable
                             ------------------
       (Former name or former address, if changed since last report)



ITEM 5.  Other Events.


On February 9, 2001, KFx Inc. ("KFx") closed a transaction with Evergreen Resources, Inc. ("Evergreen") under which KFx sold to Evergreen a portion of its convertible preferred stock investment in its Pegasus Technologies, Inc. subsidiary ("Pegasus"), representing an approximate 8.8% as converted interest in Pegasus, for $1.5 million. KFx is obligated to repurchase this preferred stock for $2 million on January 31, 2002, or January 31, 2003 under certain elections available to Evergreen to purchase from KFx an additional interest in Pegasus. In certain circumstances, Evergreen can elect to exchange this interest in Pegasus, valued at $2 million, and any subsequently acquired interest in Pegasus, for common stock of KFx at $3.65 per share, subject to certain adjustments. In addition, Evergreen was provided with a five-year warrant to purchase 1 million shares of KFx common stock at $3.65 per share, subject to certain adjustments.


                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    February 16, 2001                 KFx Inc.
                                           (Registrant)
                                           By:
                                           /s/ Seth L. Patterson
                                           -----------------------------
                                           Seth L. Patterson
                                           Executive Vice President and
                                           Chief Financial Officer